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Exhibit 10.3

PINTO & DUBIA, LLP
Michael R. Tenerelli, Bar No. 78401
2 Park Plaza, Suite 300
Irvine, CA 92614-8513
(949) 955-1177

Attorney for Plaintiff
Research Venture, LLC

SUPERIOR COURT FOR THE STATE OF CALIFORNIA
COUNTY OF ORANGE, CENTRAL JUSTICE CENTER

RESEARCH VENTURE, LLC,	)	CASE NO.: 02CC10109
a limited liability company,	)	(Consolidated with Case No. 02CC10111)
)
Plaintiff,	)
vs.	)	ASSIGNED FOR ALL PURPOSES TO:
	)	JUDGE ROBERT H. GALLIVAN
SSP SOLUTIONS, INC.,	)	DEPARTMENT C-28
a Delaware corporation,	)
formerly known as LITRONIC, INC.,	)	STIPULATION FOR ENTRY OF JUDGMENT
and DOES 1 through 50, inclusive, Defendants.	)
)
)
)
RESEARCH VENTURE, LLC,	)	Complaint Filed: June 4, 2002
a limited liability company,	)	First Amended Complaint Filed:
	)	August 6, 2002 & August 7, 2002
Plaintiff,	)
vs.	)
)
SSP SOLUTIONS, INC.,	)
a Delaware Corporation,	)
formerly known as LITRONIC, INC.,	)
and DOES 1 through 50, inclusive,	)
)
Defendants.	)
)
)

        IT IS HEREBY STIPULATED on this 23rd day of October, 2002, by and between Plaintiff RESEARCH VENTURE, LLC ("Plaintiff") on the one hand, and Defendant SSP SOLUTIONS, INC. ("Defendant") on the other, that judgment may be immediately entered in the above-entitled action against Defendant and in favor of Plaintiff in the sum of $3,067,119.90 ("Maximum Stipulated Judgment Amount"), less all sums as calculated hereinafter, previously paid by Defendant to Plaintiff under the terms of this Stipulation for Entry of Judgment ("Stipulation").

        IT IS FURTHER STIPULATED AND AGREED that Plaintiff shall refrain from filing this Stipulation and the accompanying Judgment Pursuant to Stipulation ("Judgment"), a copy of which is attached hereto marked as Exhibit "A" and incorporated herein by this reference, on the following conditions:

        1.    On or before December 19, 2002, Defendant shall pay to Plaintiff the sum of $75,000.00, by delivering a cashier's or certified check made payable to Plaintiff to Stuart Kessler, Turnberry Associates 19501 Biscayne Boulevard, Suite 400, Aventura, Florida 33180.

        2.    On or before March 19, 2003, Defendant shall pay to Plaintiff the sum of $100,000.00, by delivering a cashier's or certified check made payable to Plaintiff to Stuart Kessler, Turnberry Associates 19501 Biscayne Boulevard, Suite 400, Aventura, Florida 33180.

        3.    On or before June 19, 2003, Defendant shall pay to Plaintiff the sum of $150,000.00, by delivering a cashier's or certified check made payable to Plaintiff to Stuart Kessler, Turnberry Associates 19501 Biscayne Boulevard, Suite 400, Aventura, Florida 33180.

        4.    On or before September 19, 2003, Defendant shall pay to Plaintiff the sum of $175,000.00, by delivering a cashier's or certified check made payable to Plaintiff to Stuart Kessler, Turnberry Associates 19501 Biscayne Boulevard, Suite 400, Aventura, Florida33180.

        5.    In the event Defendant fails to make any payment as set forth herein, Plaintiff shall give to Defendant written notice ("Notice") of Defendant's failure which shall provide that in the event Defendant fails to cure said failure within two (2) business days from the date of said written notice, Plaintiff shall be entitled to cause this Stipulation and the accompanying Judgment to be entered by this Court; all upon ex parte application and declaration of Plaintiff's counsel that Defendant failed to comply with the terms and conditions in a complete and/or timely manner without further notice or hearing. Said Notice shall be sent by facsimile to Thomas Schiff at (949) 851-8588 with a copy to Michael Hornak, Esq. at (714) 546-9035.

        6.    In addition to the payments set forth above, within two (2) business days from the date of this Stipulation, Defendant shall issue to Plaintiff 959,323 shares of SSP common stock (the "Shares") and a subordinated convertible promissory note in the principal amount of $360,000, the form of which is attached hereto as Exhibit "B" ("Note"), against delivery by Plaintiff of a duly executed Investor Representation Statement in the form attached hereto as Exhibit "C". The parties acknowledge that discussions with respect to the matters set forth herein commenced in approximately late August 2002. Based upon the average 20 day trading price of the common stock of Defendant during the period of discussions, the parties have agreed to use the sum of $1.30 as the value of a share of Defendant's common stock for the purpose of calculating the value of the Shares to be issued to Plaintiff.

        7.    Defendant shall file with the Securities and Exchange Commission ("SEC") a registration statement under the Securities Act of 1933, as amended ("Securities Act"), for the resale of the Shares and the resale of a number of shares of common stock of Defendant that would be issuable upon conversion of the unpaid principal amount of the Note assuming the Conversion Rate (as defined in the Note) was $1.30 ("Note Shares"), on Form S-3, or other form then available to Defendant ("Registration Statement"), no later than December 18, 2002. If Defendant is not permitted by applicable law to include any or all of the Note Shares for resale under the Registration Statement, then Plaintiff and Defendant shall negotiate in good faith for a period of up to thirty days to reach a mutually acceptable resolution to this registration issue. If Plaintiff and Defendant are unable to reach a mutually acceptable resolution to this registration issue within the thirty-day period, then Defendant shall have no right to convert the Note into Note Shares, and shall pay the monthly Base Rent under the Research Drive Lease in cash..

        8.    Defendant shall take possession of that certain real property located at 9012 Research Drive, Irvine, California (the "Research Drive Property") pursuant to that certain written lease agreement dated February 13, 2001, as amended on or about the date hereof (the "Research Drive Lease"), a copy of which is attached hereto as Exhibit "D", no later than December 18, 2002. The parties acknowledge and agree that the Maximum Stipulated Judgment Amount includes the Base Rent payments to be made under the Research Drive Lease for the twenty-four month period ending December 18, 2004.

        9.    In the event:

          (a)  Defendant fails to issue to Plaintiff the Shares and the Note within two (2) business days from the date of this Stipulation against delivery by Plaintiff of the Investor Representation Statement; or

          (b)  Defendant fails to file the Registration Statement by December 18, 2002; or,

          (c)  Defendant's common stock is removed from listing on the Nasdaq National Market; or,

          (d)  Defendant fails to diligently pursue effectiveness of the Registration Statement or fails (except for any failure that does not exceed 30 calendar days, provided that Defendant uses its best efforts to cure such failure, and except, in the case of a Registration Statement on Form S-1, for periods of time during which a post-effective amendment has been filed to include in such Registration Statement material information previously not included in such Registration Statement, or to correct a material misstatement set forth in such Registration Statement, in each case due to facts or circumstances arising subsequent to the effectiveness of such Registration Statement or any post-effective amendment, or to otherwise provide information necessary to comply with Section 10(a)-3 of the Securities Act regarding the age of financial statements included therein, provided that the Defendant is using its best efforts to prepare and file such post-effective amendment as soon as practicable and the Defendant is using its best efforts to have such post-effective amendment declared effective by the SEC) to maintain the effectiveness of the Registration Statement until such time as all of the Shares or Note Shares covered thereby shall cease to be Registrable Securities (the Shares and Note Shares shall cease to be Registrable Securities when (i) such shares shall have been registered under the Securities Act and under any applicable state securities law as reasonably requested by Plaintiff, the registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of pursuant to such effective registration statement, (ii) all such shares shall have been sold or shall have become eligible for resale pursuant to Rule 144(k) (or any similar provision relating to the disposition of securities then in force) under the Securities Act, (iii) such shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer shall have been delivered by Defendant and subsequent disposition of such shares shall not require registration under the Securities Act, or (iv) such shares shall cease to be outstanding); or

          (e)  Defendant Breaches (as the term "Breach" is defined in paragraph 13.1 of the Research Drive Lease) any obligation required of Defendant under such lease, for a period of twenty- four months beginning on December 18, 2002; then

Plaintiff shall be entitled to cause this Stipulation and the accompanying Judgment to be entered by this Court; all upon ex parte application and declaration of Plaintiff's counsel that Defendant failed to comply with the terms and conditions in a complete and/or timely manner, without further notice or hearing. Immediately prior to entry of the Judgment, Plaintiff shall be entitled to return to Defendant any or all Shares and/or Note Shares held by Plaintiff ("Return Right"), and Defendant shall receive a credit against the Maximum Stipulated Judgment Amount equal to $1.30 multiplied by the number of Shares and Note Shares not returned to Defendant pursuant to the Return Right.

        10.  Upon complete and timely performance of the terms and conditions set forth herein, Plaintiff shall file a Request for Dismissal with prejudice of the action and Defendant shall be released from all obligations under that certain written lease agreement dated February 13, 2001 with respect to that certain real property located at 11 Cushing, Irvine, California. The parties agree that a portion of the Maximum Stipulated Judgment Amount pertains to claims made by Plaintiff against Defendant under the 11 Cushing Lease.

        IT IS FURTHER STIPULATED AND AGREED as follows:

        1.    Findings of fact and conclusions of law shall be, and the same hereby are, waived.

        2.    Said Judgment shall be entered and become final for all purposes upon entry thereof and each party waives any right to appeal therefrom.

        3.    Defendant acknowledges that it is aware that it is entitled to notice of hearing and hearing on the Complaint, and Defendant does hereby waive said right to notice of hearing and hearing prior to the entry of judgment and Defendant does expressly consent that a writ of execution may issue without notice in favor of Plaintiff.

        4.    It is further stipulated and agreed that the Defendant has voluntarily, knowingly and intelligently waived its respective civil due process rights to trial, notice and hearing on the Complaint.

        5.    It is further stipulated and agreed that at all times material hereto, Defendant has had the opportunity to consult with legal counsel of Defendant's own choosing concerning its respective rights with respect to the form and content of this Stipulation.

        6.    By entering into this Stipulation, Defendant makes a general appearance in these proceedings and hereby consents to the exercise of jurisdiction of all California courts in Orange County with respect to the proceedings herein and consent to the jurisdiction of said Court to issue any orders, judgment or to take any other further actions with respect to the proceedings herein. In addition, by entering into this Stipulation, Defendant agrees that this Stipulation is to have the force and effect of findings of fact and conclusions of law as though embodied in formal findings of fact and conclusions of law.

        7.    The above-entitled Court may make and enter the Judgment prepared in accordance with the foregoing Stipulation, which is hereby approved as to form and content by all parties, a copy of said Judgment being attached hereto.

        IT IS FURTHER STIPULATED that Plaintiff can, upon entry of Judgment, without any further demand or notice, cause a writ of execution to be issued and levied upon.

        IN ITS ENTIRETY, THE UNDERSIGNED HAVE READ THE FOREGOING AGREEMENT AND STIPULATION AND ATTACHED JUDGMENT PURSUANT TO STIPULATION, AND FULLY UNDERSTAND THE TERMS AND CONDITIONS THEREOF.

DATED: October 23, 2002	RESEARCH VENTURE, LLC, a limited liability company
	By:	/s/ JACK J. KESSLER
		Its:	Managing Member
DATED: October 23, 2002	SSP SOLUTIONS, INC., a Delaware corporation, formerly known as LITRONIC INC.
	By:	/s/ THOMAS SCHIFF
		Its:	CFO

APPROVED AS FORM:
PINTO & DUBIA, LLP
By:	/s/ MICHAEL R. TENERELLI Michael R. Tenerelli Attorneys for Plaintiff Research Venture
RUTAN & TUCKER, LLP
By:	/s/ MICHEAL HORNAK Michael T. Hornak Attorneys for Defendant SSP Solutions, Inc.

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  Exhibit 10.3